Exhibit 99.2

Caliber CEO to Present at the Sidoti Micro-Cap Conference on August 16, 2023

SCOTTSDALE, Ariz., August 8, 2023 — CaliberCos Inc., (the “Company” or “Caliber”) (NASDAQ: CWD) a leading vertically integrated alternative asset manager, today announced that Chris Loeffler, CEO of Caliber, will participate in the Sidoti Micro-Cap Virtual Conference on August 16, 2023 at 3:15 pm ET. Mr. Loeffler is also hosting virtual one-on-one meetings with institutional investors throughout the day.

Registration for the live presentation can be accessed on the Company’s Investor Relations page at https://ir.caliberco.com/ or on the Sidoti conference website at https://sidoti.zoom.us/webinar/register/WN_qbA5y53nTwSSKRTBbE9Z4g. To request one-on-one meetings, please contact Caliber Investor Relations.

About CaliberCos Inc.

Caliber (NASDAQ: CWD) is a leading vertically integrated alternative asset management firm whose purpose is to build generational wealth for investors seeking to access opportunities in middle-market assets. Caliber differentiates itself by creating, managing, and servicing proprietary products, including middle-market investment funds, private syndications, and direct investments which are managed by our in-house asset services group. Our funds include investment vehicles focused primarily on real estate, private equity, and debt facilities. Additional information can be found at Caliberco.com and CaliberFunds.co.

Forward Looking Statements
This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the Company’s public offering filed with the SEC and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

CONTACTS:
Caliber:
Victoria Rotondo
+1 480-295-7600
Victoria.rotondo@caliberco.com

Investor Relations:
Tamara Gonzalez
Financial Profiles
+1 310-622-8234
ir@caliberco.com

Media Relations:
Danielle Meyer
Financial Profiles
+1 310-622-8234
Dmeyer@finprofiles.com